As filed with the Securities and Exchange Commission on June 7, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TEVOGEN BIO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	15 Independence Boulevard, Suite #410 Warren, New Jersey 07059	85-1284695
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, of principal executive offices)	(I.R.S. Employer Identification No.)

Tevogen Bio Holdings Inc. 2024 Omnibus Incentive Plan

(Full title of the plan)

Ryan Saadi

Chief Executive Officer

Tevogen Bio Holdings Inc.

15 Independence Boulevard, Suite #410

Warren, New Jersey 07059

(Name and address of agent for service)

(877) 838-6436

(Telephone number, including area code, of agent for service)

Copies to:

William I. Intner

J. Nicholas Hoover

Hogan Lovells US LLP

100 International Drive, Suite 2000

Baltimore, Maryland 21202

(410) 659-2700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

Tevogen Bio Holdings Inc. (“Tevogen, the “Company”, “us”, “we” or “ours”) is filing this registration statement on Form S-8 to register (i) the sale and issuance of up to 20,651,046 shares of our common stock, par value $0.0001 per share (the “Common Stock), authorized for issuance pursuant to awards under the Tevogen Bio Holdings Inc. 2024 Omnibus Incentive Plan (the “Plan”), and (ii) the resale up to 484,810 shares of Common Stock to be issued to the selling stockholders (the “Selling Securityholders”) identified in the reoffer prospectus included herein (the “Reoffer Prospectus”) upon the vesting and settlement of outstanding restricted stock units (“RSUs”), as described below. This registration statement also serves as a post-effective amendment, pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), to our Registration Statement on Form S-4 (File No. 333-274519) originally filed with the Securities and Exchange Commission (“SEC”) on September 14, 2023, as amended, with respect to 10,900,120 shares of Common Stock issuable upon the vesting and settlement of outstanding RSUs granted under the Plan.

This registration statement includes a Reoffer Prospectus prepared in accordance with General Instruction C of Form S-8. The Reoffer Prospectus permits reoffers and resales on a continuous or delayed basis of up to 484,810 shares of our Common Stock that may be deemed to be “control securities” within the meaning of the Securities Act and the rules and regulations promulgated thereunder and that are issuable to the Selling Securityholders identified in the Reoffer Prospectus pursuant to outstanding RSU awards. The number of shares of Common Stock included in the Reoffer Prospectus does not necessarily represent a present intention to sell any or all such shares of Common Stock. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the Reoffer Prospectus by each Selling Securityholder and any other person with whom such Selling Securityholder is acting in concert for the purpose of selling our securities may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this registration statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the Plan covered by this registration statement as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the SEC, either as part of this registration statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.

REOFFER PROSPECTUS

484,810 Shares of Common Stock

This Reoffer Prospectus relates to resales of shares of Common Stock, which may be offered from time to time by the selling securityholders named herein (collectively, the “Selling Securityholders”). This Reoffer Prospectus covers 484,810 shares of Common Stock issuable under RSU award agreements between the Company and the Selling Securityholders. We are not offering any shares of Common Stock and will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholders pursuant to this Reoffer Prospectus.

Upon vesting and settlement of the RSUs and issuance of the Common Stock offered hereby pursuant to the terms of the relevant RSU award agreement, the Selling Securityholder may from time to time sell, transfer, or otherwise dispose of any or all of the shares of Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser), or through broker-dealers or agents. If underwriters or dealers are used to sell such shares, we will name them and describe their compensation in a prospectus supplement. The Common Stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale, or negotiated prices. We do not know when or in what amount the Selling Securityholders may offer the shares for sale. The Selling Securityholders may sell any, all, or none of the shares offered by this Reoffer Prospectus. See “Plan of Distribution” beginning on page 5 for more information about how the Selling Securityholders may sell or dispose of the shares of Common Stock covered by this Reoffer Prospectus. The Selling Securityholders will bear all sales commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Securityholders.

The Selling Securityholders may be deemed to be “affiliates” of the Company (as defined in Rule 405 under the Securities Act). Shares of Common Stock that will be issued pursuant to the RSUs granted to Selling Securityholders may therefore be deemed to be “control securities” as defined in Rule 144 under the Securities Act before their sale under this Reoffer Prospectus. This Reoffer Prospectus has been prepared for the purposes of registering the shares of Common Stock under the Securities Act to allow for future sales by Selling Securityholders on a continuous or delayed basis to the public.

Our Common Stock is traded on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “TVGN.” On June 6, 2024, the last reported sale price of our Common Stock on Nasdaq was $0.8925 per share.

Investing in our Common Stock involves risks. Please see the information described under “Risk Factors” on page 3.

The SEC may take the view that, under certain circumstances, the Selling Securityholders and any broker-dealers or agents that participate with the Selling Securityholders in the distribution of their shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this reoffer prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 7, 2024.

We are responsible for the information contained or incorporated by reference in this Reoffer Prospectus and any accompanying prospectus supplement that we prepare or authorize. Neither we nor any Selling Securityholder has authorized anyone to give you any other information, and neither we nor any Selling Securityholder take responsibility for any other information that others may give you. This Reoffer Prospectus is an offer to sell only the shares of Common Stock offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information contained in this Reoffer Prospectus or any accompanying prospectus supplement prepared by us is accurate on any date subsequent to the date set forth on the front of the applicable document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this Reoffer Prospectus and any accompanying prospectus supplement is delivered or shares of Common Stock are sold on a later date. Our business, financial condition, results of operations, and prospects may have changed materially since those dates.

The rules of the SEC allow us to incorporate by reference information into this Reoffer Prospectus. This information incorporated, or deemed to be incorporated, by reference is considered to be a part of this Reoffer Prospectus, and information that we file later with the SEC, to the extent incorporated, or deemed to be incorporated, by reference, will automatically update and supersede this information. See “Where You Can Find More Information” and “Incorporation by Reference.” You should read both this Reoffer Prospectus and any accompanying prospectus supplement together with any information incorporated by reference herein or therein before investing in our Common Stock.

Except where the context requires otherwise, in this Reoffer Prospectus, “Tevogen,” the “Company,” “we,” “us,” and “our” refer to Tevogen Bio Holdings Inc., a Delaware corporation, and its consolidated subsidiaries.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Reoffer Prospectus contains statements that that constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements may be identified by the use of the words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “target,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements that discuss future events, hopes, expectations, beliefs, intentions, or strategies regarding the future, projections of results of operations or financial condition, changes in the markets in which we compete, and trends in our business. These statements are based on various assumptions, whether or not identified in this Reoffer Prospectus, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company.

Forward-looking statements in this Reoffer Prospectus may include, for example, statements about:

●	the development of, potential benefits of, and patient access to our product candidates for the treatment of infectious diseases, cancer, and neurological disorders, including TVGN 489 of the treatment of COVID-19 and Long COVID;
●	our ability to develop additional product candidates, including through the use of our ExacTcellTM platform;
●	the anticipated benefits of ExacTcell;
●	our expectations regarding our future clinical trials;
●	our manufacturing plans;
●	our ability to generate revenue in the future;
●	our ability to manage, grow, and diversify our business and execute our business initiatives and strategy;
●	expectations regarding the healthcare and biopharmaceutical industries;
●	the potential liquidity and trading of our securities; and
●	the future business, operations, and financial performance of our company.

There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. Risks and uncertainties involved in forward-looking statements include, among others:

●	the effect of the recent business combination (the “Business Combination”) of Semper Paratus Acquisition Corporation and Tevogen Bio Inc (“Tevogen Bio”) on our business relationships, operating results, and business generally;
●	the outcome of any legal proceedings that may be instituted against us related to the Business Combination;
●	changes in the markets in which we compete, including with respect to its competitive landscape, technology evolution, or regulatory changes;
●	changes in domestic and global general economic conditions;
●	we may not be able to execute our growth strategies or may experience difficulties in managing our growth and expanding operations;
●	we may not be able to develop and maintain effective internal controls;
●	costs related to the Business Combination and the failure to realize anticipated benefits of the Business Combination;
●	we may fail to achieve our commercialization and development plans and identify and realize additional opportunities, which may be affected by, among other things, competition and our ability to grow and manage growth economically and hire and retain key employees;

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●	we may fail to keep pace with rapid technological developments to provide new and innovative products and services or make substantial investments in unsuccessful new products and services;
●	risks related to our ability to develop, license, or acquire new therapeutics;
●	we will need to raise additional capital, which may not be available on acceptable terms or at all, in order to execute our business plan;
●	the risk of regulatory lawsuits or proceedings relating to our business;
●	uncertainties inherent in the execution, cost, and completion of preclinical studies and clinical trials;
●	risks related to regulatory review and approval and commercial development;
●	risks associated with intellectual property protection;
●	our limited operating history;
●	risks related to the failure to satisfy continued listing requirements of the Nasdaq Stock Market, including maintaining a minimum closing bid price of $1.00 per share pursuant to the Nasdaq Stock Market Listing Rule 5550(a)(2); and
●	those factors discussed under the heading “Risk Factors” below and under similar headings in the documents incorporated by reference herein.

If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this Reoffer Prospectus are more fully described under the heading “Risk Factors” below and under similar headings in the documents incorporated by reference herein. These risks are not exhaustive. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

In addition, statements of belief and similar statements reflect the beliefs and opinions of the Company on the relevant subject. These statements are based upon information available to the Company, as applicable, as of the date of this Reoffer Prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

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PROSPECTUS SUMMARY

Overview

We are a clinical-stage specialty immunotherapy company harnessing one of nature’s most powerful immunological weapons, CD8+ cytotoxic T lymphocytes (“CD8+ CTLs” or “CTLs”), to develop off-the-shelf, precision T cell therapies for the treatment of infectious diseases, cancers, and neurological disorders, with the aim of addressing the significant unmet needs of large patient populations. We believe that sustainability and commercial success in the forthcoming era of medicine will rely on ensuring patient accessibility through advanced science, innovative business models and engagement across the development lifecycle and healthcare system. We aspire to be the first biotechnology company offering commercially attractive, economically viable, and cost-effective personalized T cell therapies.

We believe our allogeneic, precision T cell technology platform, ExacTcell, represents a significant scientific breakthrough that has the potential to produce a new class of off-the-shelf – manufactured and stored for immediate use – drugs with diverse applications spanning virology, oncology, and neurology. ExacTcell is a set of processes and methodologies to develop, enrich, and expand single human leukocyte antigen (“HLA”) restricted CTL therapies with proactively selected, precisely defined targets. HLA molecules are proteins that play an important role in the immune system’s ability to recognize “self” versus “foreign.” There are numerous HLA types that vary from person to person. CD8+ CTLs, also known as killer T cells, are white blood cells that are part of the immune system and destroy infected, malignant, or otherwise damaged cells. We are focused on using ExacTcell to develop allogeneic therapeutics, meaning therapeutics that are intended to be infused in patients other than the original donor.

ExacTcell therapies are based on carefully selected, naturally occurring CTLs that are designed to recognize targets of interest from the body’s native T cell receptor pool, unlike genetically engineered T cell therapies. CD8+ CTLs in ExacTcell-based products target multiple and distinct antigens, with the aim to circumvent the impact of mutations in viruses and cancer cells, which can render existing treatments ineffective. ExacTcell is designed to maximize the immunologic specificity of our products in order to eliminate malignant and virally infected cells while allowing healthy cells to remain intact. We believe this high degree of specificity has the potential to significantly reduce the chances of cross-reactivity or adverse impact on healthy cells. Our confidence in ExacTcell is reflected in our development pipeline, which has been carefully tailored to address the unmet needs of large patient populations grappling with life-threatening viral diseases, both viral and non-viral induced cancers, and neurological disorders such as multiple sclerosis.

The first clinical product of ExacTcell, TVGN 489, is being developed to fill a critical gap in COVID-19 therapeutics for the immunocompromised and the high-risk elderly, with potential applications in both treatment and prevention of chronic lingering symptoms of the disease (“Long COVID”). Viruses, including COVID-19, hijack cellular machinery to transform infected cells into virus production plants. Elimination of infected cells is necessary to allow them to be replaced by healthy, uninfected counterparts. TVGN 489 consists of CTLs that are designed to be active against multiple precise, well defined, and well characterized targets spread across the SARS-CoV-2 genome. The product progressed from pre-discovery to the clinic in less than 18 months, and in January 2023, we completed the Phase 1 proof-of-concept clinical trial of TVGN 489 for the treatment of ambulatory, high-risk adult COVID-19 patients. No dose-limiting toxicities or significant treatment-related adverse events were observed in the treatment arm. Secondary endpoints showing a rapid reduction of viral load and that infusion of TVGN 489 did not prevent development of the patients’ own T cell-related (cellular) or antibody-related (humoral) anti-COVID-19 immunity were also met. None of the patients reported progression of infection, reinfection, or the development of Long COVID during the six-month follow-up period. These clinical observations were mirrored by laboratory evidence of the persistence of TVGN 489 cells for at least six months after treatment. We hope to next launch a pivotal trial of TVGN 489 in COVID-19 patients with B cell malignancies, with studies of other highly vulnerable populations thereafter. TVGN 489 is also in preclinical development for treatment and prevention of Long COVID.

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Background

Semper Paratus Acquisition Corporation, a Cayman Islands exempted company (“Semper Paratus”), was a blank check company incorporated on April 21, 2021, in the Cayman Islands for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On November 8, 2021, Semper Paratus consummated the initial public offering (the “IPO”).

On February 14, 2024 (the “Closing Date”), Semper Paratus consummated the Business Combination pursuant to that certain Agreement and Plan of Merger, of even date, by and among Semper Paratus, Semper Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Semper Paratus (“Merger Sub”), SSVK Associates, LLC, Tevogen Bio, and Dr. Ryan Saadi, in his capacity as seller representative (the “Merger Agreement”). As contemplated by the Merger Agreement, on the Closing Date, Merger Sub merged with and into Tevogen Bio, with Tevogen Bio being the surviving company and becoming a wholly owned subsidiary of Semper Paratus. Prior to the Closing Date, pursuant to the Merger Agreement, Semper Paratus changed its jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”). In connection with the closing of the Business Combination and Domestication, Semper Paratus changed its name from “Semper Paratus Acquisition Corporation” to “Tevogen Bio Holdings Inc.”.

Emerging Growth Company and Smaller Reporting Company Status

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible for and intend to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including, but not limited to, (a) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, (b) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and (c) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

The JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the standards. Semper Paratus previously elected to avail itself of the extended transition period and we will take advantage of the benefits of the extended transition period emerging growth company status permits. During the extended transition period, it may be difficult or impossible to compare our financial results with the financial results of another public company that complies with public company effective dates for accounting standard updates because of the potential differences in accounting standards used.

We will remain an emerging growth company under the JOBS Act until the earliest of (a) December 31, 2026 (the last day of the fiscal year following the fifth anniversary of the consummation of the IPO), (b) the last date of our fiscal year in which we have a total annual gross revenue of at least $1.235 billion, (c) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates, and (d) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.

We are also a “smaller reporting company” as defined in the Exchange Act of 1934, as amended (the “Exchange Act”). We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

2

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on April 29, 2024, together with all the other information appearing in or incorporated by reference into this Reoffer Prospectus, before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. The risks we have described also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See the “Cautionary Statement Regarding Forward-Looking Statements” caption above.

DETERMINATION OF OFFERING PRICE

The Selling Securityholders will determine at what price they may sell the offered shares of Common Stock, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of Common Stock. All proceeds from the sale of the shares of Common Stock will be for the account of the Selling Securityholders, as described below . See the sections titled “Selling Securityholders” and “Plan of Distribution” below.

SELLING SECURITYHOLDERS

The table below sets forth information with respect to the Selling Securityholders and the shares of Common Stock owned by the Selling Securityholders as of June 6, 2024, and the percentage of ownership is calculated based on 166,114,418 shares of our Common Stock outstanding as of June 6, 2024. The shares of Common Stock offered by the Selling Securityholders hereunder consist of an aggregate of 484,810 shares of Common Stock underlying grants to the Selling Securityholders under the Plan. The Selling Securityholders may offer all, some or none of the shares of Common Stock covered by this Reoffer Prospectus. The Selling Securityholders identified below may have sold, transferred or otherwise disposed of some or all their shares of Common Stock since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Securityholders may change from time to time and, if necessary, we will amend or supplement this Reoffer Prospectus accordingly. We cannot give an estimate as to the number of shares of Common Stock that will actually be held by the Selling Securityholders following the resales contemplated by this Reoffer Prospectus because the Selling Securityholders may offer some or all of their shares of Common Stock under the offering contemplated by this Reoffer Prospectus or pursuant to exemptions from registration under the Securities Act or acquire additional shares of Common Stock. We cannot advise you as to whether the Selling Securityholders will, in fact, sell any or all such shares of Common Stock. See “Plan of Distribution.”

We will supplement this Reoffer Prospectus to identify additional Selling Securityholders and/or the number of shares of our Common Stock to be reoffered and resold by them, as applicable, as that information becomes known to the extent such Selling Securityholder will rely on the registration statement of which this Reoffer Prospectus is a part to reoffer and resell shares of our Common Stock they acquire pursuant to the Plan.

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The address for each Selling Securityholder listed in the table below is c/o Tevogen Bio Holdings Inc., 15 Independence Boulevard, Suite 410, Warren, New Jersey 07059.

Name of Selling Securityholder	Common Stock Beneficially Owned Prior to this Offering		Common Stock Offered for Resale in this Offering(1)	Common Stock Beneficially Owned After this Offering	Percentage of Common Stock Beneficially Owned After Resale(2)
Judy Akhtar(3)	193.924	(4)	193,924	—	—
Susan Podlogar	193,924	(4)	193,924	—	—
Victor Sordillo	50,298	(5)	96,962	—	—

(1)	The number of shares of Common Stock offered for resale pursuant to this Reoffer Prospectus reflects all shares of Common Stock issuable to a Selling Securityholder pursuant to RSUs held by the Selling Securityholder, irrespective of whether such RSUs will vest and settle within 60 days of June 6, 2024.

(2)	Assumes that all the Common Stock held by the Selling Securityholders and being offered under this Reoffer Prospectus is sold, and that the Selling Securityholders will not acquire additional shares of any class of Common Stock before the completion of this offering. The Selling Securityholders may sell any, all, or none of the Common Stock and we do not know when or in what amount the Selling Securityholders may sell their Common Stock hereunder.

(3)	Common Stock beneficially owned prior to and after this offering excludes 118,252,659.322 shares of Common Stock directly owned by Dr. Akhtar’s spouse, Ryan Saadi, our Chief Executive Officer, Chairperson of our Board, and our majority stockholder, as to which Dr. Akhtar disclaims beneficial ownership.

(4)	Represents shares of Common Stock underlying RSUs that have vested but remain subject to settlement.

(5)	Includes 50,928 shares of Common Stock underlying RSUs that have vested but remain subject to settlement and 7,676 shares issuable upon the vesting of RSUs within 60 days of June 6, 2024.

Other Material Relationships with the Selling Securityholders

Indemnification Agreements with Directors

We have entered into indemnification agreements with each of our directors, including Susan Podlogar and Victor Sordillo. The indemnification agreements require us to indemnify our directors to the fullest extent permitted by Delaware law. The Delaware General Corporation Law (the “DGCL”) authorizes corporations to limit or eliminate the personal liability of directors and officers to a corporation or its stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our amended and restated certificate of incorporation (the “Certificate of Incorporation”) includes a provision that eliminates the personal liability of directors for damages for any breach of fiduciary duty as a director where, in civil proceedings, the person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the Company or, in criminal proceedings, where the person had no reasonable cause to believe that such person’s conduct was unlawful.

Our Bylaws also provide that we must indemnify and advance expenses to the Company’s directors to the fullest extent authorized by the DGCL. We are expressly authorized to carry directors’ liability insurance providing indemnification for our directors for some liabilities.

We maintain a directors’ insurance policy pursuant to which our directors are insured against liability for actions taken in their capacities as directors.

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PLAN OF DISTRIBUTION

The shares of Common Stock covered by this Reoffer Prospectus are being registered by the Company for the account of the Selling Securityholders. The shares of Common Stock offered may be sold from time to time directly by or on behalf of each Selling Securityholder in one or more transactions on Nasdaq or any other stock exchange on which the Common Stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed), or at negotiated prices. The Selling Securityholders may sell shares through one or more agents, brokers, or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts, or concessions from the Selling Securityholders and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions. The amount of shares of Common Stock to be reoffered or resold under this Reoffer Prospectus by each Selling Securityholder and any other person with whom the Selling Securityholder is acting in concert for the purpose of selling shares of Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

In connection with a Selling Securityholder’s sales, the Selling Securityholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. We are bearing all costs relating to the registration of the shares of Common Stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the Selling Securityholders or other party selling such shares. Sales of the shares must be made by the Selling Securityholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. In addition to any shares sold hereunder, Selling Securityholders may sell shares of Common Stock in compliance with Rule 144 under the Securities Act if available. There is no assurance that the Selling Securityholders will sell all or a portion of the Common Stock offered hereby. The Selling Securityholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act. We have notified the Selling Securityholders of the need to deliver a copy of this Reoffer Prospectus in connection with any sale of the shares.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our Common Stock and activities of the Selling Securityholders, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in passive market-making activities with respect to the shares of Common Stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our Common Stock in the secondary market. All the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

Once sold under the registration statement of which this Reoffer Prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of any securities offered by this Reoffer Prospectus will be passed upon for us by Hogan Lovells US LLP, Baltimore, Maryland.

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EXPERTS

Our financial statements as of and for the years ended December 31, 2023 and 2022, incorporated by reference in this Reoffer Prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about our ability to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this Reoffer Prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Marcum LLP was dismissed as auditors on April 29, 2024 and, accordingly, have not performed any audit or review procedures with respect to any financial statements appearing in such Reoffer Prospectus for the periods after the date of their dismissal.

The financial statements of Tevogen Bio Inc as of December 31, 2023 and 2022, and for the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2023, financial statements contains an explanatory paragraph that states that Tevogen Bio Inc’s losses and negative cash flows from operations since inception raise substantial doubt about the entity’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other documents with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including the Company, that file electronically with the SEC. You may obtain copies of this registration statement and its exhibits and the other documents that we file with the SEC at www.sec.gov.

We also make these documents available on the investor relations portion of our website at https://ir.tevogen.com/financials/sec-filings/default.aspx. Our website and the information contained or connected to our website is not incorporated by reference in this Reoffer Prospectus, and you should not consider it part of this Reoffer Prospectus. 15 Independence Boulevard, Suite 410, Warren, New Jersey 07059, and our telephone number is (877) 838-6436.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act. The following documents, which are on file with the SEC, are incorporated into this registration statement by reference (other than portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on April 29, 2024;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, which was filed with the SEC on May 28, 2024;

●	our Current Reports on Form 8-K dated February 1, 2024, February 14, 2024 (as amended February 20, 2024, April 29, 2024, and May 30, 2024), February 21, 2024, March 21, 2024, April 2, 2024 (as amended April 10, 2024), and May 2, 2024; and

●	the description of our Common Stock contained in Exhibit 4.3 on the Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on April 29, 2024, including any amendment or report filed with the SEC for the purpose of updating such description.

In addition, all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, on or after the date of this registration statement prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents with the SEC. Unless expressly incorporated into this registration statement, we are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

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Item 6. Indemnification of Directors and Officers.

The Company is governed by the DGCL. Section 145 of the DGCL authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact that they have served or are currently serving as a director or officer to a corporation. The indemnity may cover expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 of the DGCL permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145 of the DGCL.

The Company Certificate of Incorporation and Bylaws authorize the indemnification of its officers and directors, consistent with Section 145 of the DGCL, as amended. The Company has entered into indemnification agreements with each of its directors. These agreements, among other things, require that the Company indemnify each director to the fullest extent permitted by the DGCL, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director in any action or proceeding.

Under Section 102(b)(7) of the DGCL, a Delaware corporation may include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision shall not eliminate or limit the liability of:

(1)	a director or officer for any breach of the director or officer’s duty of loyalty to the corporation or its stockholders;

(2)	a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(3)	a director under Section 174 of the DGCL (pertaining to unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions);

(4)	a director or officer for any transaction from which the director or officer derived an improper personal benefit; or

(5)	an officer in any action by or in the right of the corporation.

The Company’s Certificate of Incorporation currently provides for such limitation of liability to the fullest extent permitted by the DGCL for directors and officers, subject to the same exceptions described above. These limitations of liability do not alter director or officer liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

The Company also maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Company, and (2) to the Company with respect to payments which may be made by the Company to such officers and directors pursuant to indemnification provisions contained in the Company’s Certificate of Incorporation and Bylaws or otherwise as a matter of law.

The above discussion of the Company’s Certificate of Incorporation, Bylaws, indemnification agreements, and of Sections 145 and 102(b)(7) of the DGCL is not intended to be exhaustive and is respectively qualified in its entirety by such Certificate of Incorporation, Bylaws, indemnification agreements, and applicable statutes.

Item 7. Exemption from Registration Claimed.

Not Applicable.

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Item 8. Exhibits.

Exhibit Number	Description

4.1	Certificate of Incorporation of Tevogen Bio Holdings Inc. (incorporated by reference to Exhibit 3.1 filed with the Company’s Current Report on Form 8-K filed on February 14, 2024).

4.2	Bylaws of Tevogen Bio Holdings Inc. (incorporated by reference to Exhibit 3.2 filed with the Company’s Current Report on Form 8-K filed on February 14, 2024).

5.1	Opinion of Hogan Lovells US LLP.*

23.1	Consent of Marcum LLP.*

23.2	Consent of KPMG LLP.*

23.3	Consent of Hogan Lovells U.S. LLP (included in Exhibit 5.1).*

24	Power of Attorney (included on signature page).

99.1	Tevogen Bio Holdings Inc. 2024 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.8 filed with the Company’s Current Report on Form 8-K filed on February 14, 2024).

99.2*	Form of Restricted Stock Unit Agreement under the Tevogen Bio Holdings Inc. 2024 Omnibus Incentive Plan.

107	Filing Fee Table.*

* Filed herewith.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

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(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warren, State of New Jersey on this 7th day of June, 2024.

TEVOGEN BIO HOLDINGS INC.

/s/ Ryan Saadi
Name:	Ryan Saadi
Title:	Chief Executive Officer and Chairperson of the Board of Directors

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ryan Saadi and Kirti Desai, and each of them, such person’s true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and such person’s name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Date	Title

/s/ Ryan Saadi	June 7, 2024	Chief Executive Officer and Chairperson of the Board of Directors
Ryan Saadi		(Principal Executive Officer)

/s/ Kirti Desai	June 7, 2024	Chief Financial Officer
Kirti Desai		(Principal Financial Officer and Principal Accounting Officer)

/s/ Surendra Ajjarapu	June 7, 2024	Director
Surendra Ajjarapu

/s/ Jeffrey Feike	June 7, 2024	Director
Jeffrey Feike

/s/ Dr. Keow Lin Goh	June 7, 2024	Director
Dr. Keow Lin Goh

/s/ Dr. Curtis Patton	June 7, 2024	Director
Dr. Curtis Patton

/s/ Susan Podlogar	June 7, 2024	Director
Susan Podlogar

/s/ Victor Sordillo	June 7, 2024	Director
Victor Sordillo